As filed with the Securities and Exchange Commission on August 2, 2000
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             SUIZA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        75-2559681
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                        2515 MCKINNEY AVENUE, SUITE 1200
                               DALLAS, TEXAS 75201
                    (Address of Principal Executive Offices)

                             SUIZA FOODS CORPORATION
                   1997 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                   ----------

                                 Gregg L. Engles
                Chairman of the Board and Chief Executive Officer
                             Suiza Foods Corporation
                        2515 McKinney Avenue, Suite 1200
                               Dallas, Texas 75201
                                 (214) 303-3400


          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
      TITLE OF SECURITIES               AMOUNT TO BE         OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
        TO BE REGISTERED               REGISTERED (1)             SHARE (2)              PRICE              FEE
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value          2,000,000 shares            $45.71875           $91,437,500        $26,974.06
======================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an undetermined additional amount of shares of common stock to be offered or sold pursuant to the antidilution provisions of the Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan.
(2) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) based on the average of the high and low prices for the common stock on July 28, 2000, as reported on the New York Stock Exchange, Inc.

                                EXPLANATORY NOTE

         We have amended our 1997 Stock Option and Restricted Stock Plan (the "Plan") to add 2,000,000 shares of our common stock to the number of shares available for issuance upon the exercise of options granted or grants of common stock made pursuant to the Plan. This Registration Statement on Form S-8 is filed in order to register such additional 2,000,000 shares of common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

           The following documents that we have previously filed with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

           (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 which contains our audited financial statements for our last completed fiscal year;

           (2) Our Quarterly Report on Form-10Q for the quarter ended March 31, 2000;

           (3) Our Current Reports on Form 8-K dated January 11, 2000 and March 20, 2000, as amended;

           (4) All other reports that we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act after December 31, 1999; and

           (5) The description of our Common Stock contained in our Registration Statement on Form 8-A, as filed with the Commission on February 19, 1997, including any amendments or reports filed for the purpose of updating such description.

           All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, "Incorporated Documents").

           Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.


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ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Our Certificate of Incorporation provides that no director of our company will be personally liable to us or any of our stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

           Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

           Our Certificate of Incorporation contains provisions requiring us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

           We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of our company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           5.1*     Opinion of Lisa N. Tyson, Esq.

           10.1* Second Amended and Restated Suiza Foods Corporation 1997 Stock Option and Restricted Stock Plan

           23.1     Consent of Lisa N. Tyson, Esq. (Contained in Exhibit 5.1)

           23.2*    Consent of Deloitte & Touche, L.L.P.

           23.3*    Consent of PricewaterhouseCoopers LLP

           24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)

---------------

* Filed herewith


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


ITEM 9.  UNDERTAKINGS.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 31, 2000.

                                  SUIZA FOODS CORPORATION
                                  (Registrant)


                                  By: /s/ GREGG L. ENGLES
                                     -------------------------------------------
                                     Gregg L. Engles, Chairman of the Board and
                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Barry A. Fromberg and Michelle P. Goolsby and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 31, 2000.

                          Name                                                       Title
                          ----                                                       -----

/s/ GREGG L. ENGLES                                        Chairman of the Board and Chief Executive Officer
-------------------------------------------------------        (Principal Executive Officer)
Gregg L. Engles



/s/ BARRY A. FROMBERG                                      Executive Vice President and Chief Financial Officer
-------------------------------------------------------        (Principal Financial and Accounting Officer)
Barry A. Fromberg


/s/ PETE SCHENKEL                                          Director, Vice Chairman
-------------------------------------------------------
Pete Schenkel



/s/ HECTOR M. NEVARES                                      Director, Vice Chairman
-------------------------------------------------------
Hector M. Nevares



/s/ ALAN J. BERNON                                         Director
-------------------------------------------------------
Alan J. Bernon


/s/ STEPHEN L. GREEN                                       Director
-------------------------------------------------------
Stephen L. Green



/s/ JOSEPH S. HARDIN, JR.                                  Director
-------------------------------------------------------
Joseph S. Hardin, Jr.



/s/ JOHN R. MUSE                                           Director
-------------------------------------------------------
John R. Muse



/s/ P. EUGENE PENDER                                       Director
-------------------------------------------------------
P. Eugene Pender



/s/ JIM L. TURNER                                          Director
-------------------------------------------------------
Jim L. Turner


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                                INDEX TO EXHIBITS

           Exhibit
           Number          Exhibit
           -------         -------

           5.1*     Opinion of Lisa N. Tyson, Esq.

           10.1*    Second Amended and Restated Suiza Foods Corporation 1997
                    Stock Option and Restricted Stock Plan

           23.1     Consent of Lisa N. Tyson, Esq. (Contained in Exhibit 5.1)

           23.2*    Consent of Deloitte & Touche, L.L.P.

           23.3*    Consent of PricewaterhouseCoopers LLP

           24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)


           ---------------

* Filed herewith